Exhibit 10.41

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                               AND LIMITED WAIVER


     This First Amendment to Loan and Security Agreement and Limited Waiver ("Amendment") is dated as of May 1, 1997, and entered into by and between HELLER FINANCIAL, INC. ("Lender") and MEDTOX SCIENTIFIC, INC. (formerly known as EDITEK, Inc.), MEDTOX LABORATORIES, INC. (formerly known as Psychiatric Diagnostic Laboratories of America, Inc.) and MEDTOX DIAGNOSTICS, INC. (formerly known as diAGnostix, Inc.) (collectively, "Borrowers").

         WHEREAS, Lender and Borrowers have entered into a Loan and Security Agreement, (the "Agreement") dated January 30, 1996; and

         WHEREAS, the shareholders of Borrowers have approved a change in the name of each Borrower and the Lender and Borrowers desire to amend the Agreement to acknowledge said name changes; and

         WHEREAS, certain Events of Default are in existence under subsection 8.1(C) of the Agreement as a result of Borrowers' breach of (i) the Tangible Net Worth covenant contained in subsection 6.1 for the all quarters in Fiscal Year 1996 and for the quarter ended March 31, 1997; (ii) the Minimum EBIDTA covenant contained in subsection 6.2 for all the monthly periods in Fiscal Year 1996 and for the twelve (12) month period ended March 31, 1997; (iii) the Ratio of Indebtedness to Tangible Net Worth covenant contained in subsection 6.3 for all quarters in Fiscal Year 1996 and for the quarter ended March 31, 1997; (iv) the Capital Expenditure Limits covenant contained in subsection 6.4 for Fiscal Year 1996; (v) the Fixed Charge Coverage covenant contained in subsection 6.5 for all monthly periods in Fiscal Year 1996 and for the twelve (12) month period ended March 31, 1997; and (vi) the Interest Coverage covenant contained in subsection
6.6 for all month periods in Fiscal Year 1996 and the twelve (12) month period ended March 31, 1997 (collectively, the "Existing Events of Default").

     WHEREAS, Borrowers have requested that Lender waive the Existing Events of Default; and

         WHEREAS, Lender has agreed to waive the existing Events of Default and amend the Agreement in certain respects, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

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                             ARTICLE I. DEFINITIONS

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                             ARTICLE II. AMENDMENTS

The Agreement is hereby amended as follows:

         Section 2.01. Amendment to Subsection 1.1 "Certain Defined Terms". Subsection 1.1 is hereby amended by adding, in proper alphabetical order, the following new definitions:

     "Diagnostics" means MEDTOX Diagnostics, Inc. (f/k/a diAGnostix, Inc.), a Delaware corporation, and its successors and permitted assigns.

     "Medtox" means MEDTOX Scientific, Inc. (f/k/a EDITEK, Inc.), a Delaware corporation, and its successors and permitted assigns.

     "MLI"  means  MEDTOX  Laboratories,   Inc.  (f/k/a  Psychiatric  Diagnostic
Laboratories of America, Inc.), a Delaware corporation, and its successors and permitted assigns.

         Section 2.01. Amendment to Subsection 2.1(C) "Eligible Collateral". Subsection 2.1(C) is hereby amended by adding the following paragraph (18) to the end of said subsection:

     (18) Accounts due from Substance Abuse Management, Inc. ("SAMI") to the extent that such Accounts exceed in the aggregate, at any date of determination, an amount equal to the lesser of (i) twelve percent (12%) of the aggregate of Accounts of all Borrowers at said date or (ii) $590,000.

     Section 2.02. Amendment to Subsection 2.2(A) "Rate of Interest". Subsection
2.2 is hereby amended and restated as follows:

                  (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to two percent (2.00%) plus the Base Rate with respect to the Revolving Loan, (ii) two and one-half percent (2.50%) plus the Base Rate with


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         respect to Term Loan A and (iii) three  percent  (3.00%)  plus the Base
         Rate with respect to Term Loan B (the "Interest Rate"). After the occurrence and during the continuance of an Event of Default, the Loans and all other Obligations shall, at Lender's option, bear interest at a rate per annum equal to three percent (3.00%) plus the Interest Rate (the "Default Rate").

     Section 2.03. Amendment to Subsection 5.1(F) "Borrowing Base Certificate, Registers and Journals". Subsection 5.1(F) is hereby amended and restated as follows:

         (F) Borrowing Base Certificates, Registers and Journals. On the Closing Date and within five (5) Business Days after the last day of each month and from time to time upon the request of Lender, each Borrower shall deliver to Lender: (1) a Borrowing Base Certificate updated since the date of the prior Borrowing Base Certificate, together with a report of the outstanding balance of the Revolving Loan owing by such Borrower and the amount of all intercompany advances owing by and to such Borrower; (2) an invoice register or sales journal describing all sales of such Borrower since the date of the prior invoice register, in form and substance satisfactory to Lender, and, if Lender so requests, copies of invoices evidencing such sales and proofs of delivery relating  thereto;  (3) a cash  receipts  journal  describing  all cash receipts of such Borrower since the date of the prior cash receipts journal; (4) an aged trial balance of all its then existing Accounts; and (5) an aged trial balance of all its then existing accounts payable; and (6) a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, effective May 1, 1997, and until further notice from Lender, Borrowers shall deliver the Borrowing Base Certificate referred to in clause (1) above to Lender on each Business Day and the items referred to in clauses (2), (3), (4), (5) and (6) above to Lender within five (5) Business Days after the last day of each month.

     Section 2.04. Amendment to Subsection 6.1 "Tangible Net Worth".  Subsection
6.1 is hereby amended and restated as follows:

                  6.1 Tangible Net Worth. Borrowers shall at all times maintain a consolidated Tangible Net Worth of at least the amounts set forth below at the end of each quarter of a Fiscal Year set forth below.


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                  Fiscal Quarter                                  Amount

                  March 31, 1996                              $  500,000
                  June 30, 1996                               $1,000,000
                  September 30, 1996                          $1,500,000
                  December 31, 1996                           $2,000,000
                  March 31, 1997                              $2,500,000
                  June 30, 1997                               $  180,000
                  September 30, 1997                          $  550,000
                  December 31, 1997                           $  970,000
                  March 31, 1998                              $1,300,000
                  June 30, 1998                               $1,700,000
                  September 30, 1998                          $2,150,000
                  December 31, 1998 and as of the             $2,650,000
                  last day of each fiscal quarter thereafter

     Section 2.05. Amendment to Subsection 6.2 "Minimum EBITDA". Subsection 6.2 is hereby amended and restated as set forth below:

                  6.2 Minimum EBITDA. Borrowers shall at all times maintain a consolidated EBITDA less Registration Payments paid or accrued of at least the amounts set forth below for the periods set forth below.
                                             Medtox &
                  Period            Diagnostics    MLI             Consolidated

2 months ended February 29, 1996    $100,000      $    50,000      $   150,000
3 months ended March 31, 1996       $100,000      $   100,000      $   200,000
4 months ended April 30, 1996       $100,000      $   400,000      $   500,000
5 months ended May 31, 1996         $100,000      $   800,000      $   900,000
6 months ended June 30, 1996        $200,000      $ 1,000,000      $ 1,200,000
7 months ended July 31, 1996        $200,000      $ 1,400,000      $ 1,600,000
8 months ended August 31, 1996      $200,000      $ 1,800,000      $ 2,000,000
9 months ended September 30, 1996   $200,000      $ 2,100,000      $ 2,300,000
10 months ended October 31, 1996    $300,000      $ 2,400,000      $ 2,700,000
11 months ended November 30, 1996   $300,000      $ 2,800,000      $ 3,100,000
12 months ended December 31, 1996   $300,000      $ 3,100,000      $ 3,400,000
12 months ended March 31, 1997      $350,000      $ 3,100,000      $ 3,450,000
6 months ended June 30, 1997                                       $ 1,350,000
9 months ended September 30, 1997                                  $ 2,000,000
12 months ended December 31, 1997                                  $ 2,700,000
12 months ended March 31, 1998                                     $ 3,100,000
12 months ended June 30, 1998                                      $ 3,400,000
12 months ended September 30, 1998                                 $ 3,750,000
12 months ended December 31, 1998 and for the 12 months            $ 3,800,000
ended on the last day of each fiscal quarter thereafter

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     Section  2.06.  Amendment  to  Subsection  6.3  "Ratio of  Indebtedness  to
Tangible Net Worth". Subsection 6.3 is hereby amended and restated as follows:

                  6.3 Ratio of Indebtedness to Tangible Net Worth.  The ratio of
         (a) Borrowers' consolidated Indebtedness to (b) Borrowers' consolidated Tangible Net Worth shall be no greater than the ratio set forth below at the end of each quarter of a Fiscal Year set forth below.

                  Fiscal Quarter                      Ratio

                  March 31, 1996                     7.5:1
                  June 30, 1996                      7.5:1
                  September 30, 1996                 7.5:1
                  December 31, 1996                  7.5:1
                  March 31, 1997                     7.5:1
                  June 30, 1997                     28.3:1
                  September 30, 1997                 8.3:1
                  December 31, 1997                  4.5:1
                  March 31, 1998                     3.0:1
                  June 30, 1998                      3.0:1
                  September 30, 1998                 3.0:1
                  December 31, 1998                  3.0:1
                  and as of the last day of each fiscal
                  quarter thereafter

     Section 2.07. Amendment to Subsection 6.5 "Fixed Charge Coverage". Subsection 6.5 is hereby amended and restated as follows:

                  6.5 Fixed Charge Coverage. Borrowers shall not permit their consolidated Fixed Charge Coverage for any period set forth below to be less than the amount set forth below for such period.


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                           Period                                     Amount

         3 months ended March 31, 1996                                 0.8
         6 months ended June 30, 1996                                  1.0
         9 months ended September 30, 1996                             1.3
         12 months ended December 31, 1996                             1.3
         12 months ended March 31, 1997                                1.3
         6 months ended June 30, 1997                                  0.4
         9 months ended September 30, 1997                             0.8
         12 months ended December 31, 1997                             0.8
         12 months ended March 31, 1998                                1.0
         12 months ended June 30, 1998                                 1.2
         12 months ended September 30, 1998                            1.3
         12 months ended December 31, 1998                             1.4
         and for the 12 months ended on the
         last day of each fiscal quarter thereafter

     Section 2.08. Amendment to Subsection 6.6 "Interest  Coverage".  Subsection
6.6 is hereby amended and restated as follows:

     6.6 Interest Coverage. Borrowers shall not permit their consolidated Interest Coverage for any period set forth below to be less than the amount set forth below for such period.

                           Period                                     Amount

         3 months ended March 31, 1996                                 3.0
         6 months ended June 30, 1996                                  3.4
         9 months ended September 30, 1996                             4.6
         12 months ended December 31, 1996                             5.6
         12 months ended March 31, 1997                                6.0
         6 months ended June 30, 1997                                  1.8
         9 months ended September 30, 1997                             3.2
         12 months ended December 31, 1997                             3.8
         12 months ended March 31, 1998                                4.6
         12 months ended June 30, 1998                                 5.0
         12 months ended September 30, 1998                            5.4
         12 months ended December 31, 1998                             6.0
         and for the 12 months ended on the
         last day of each fiscal quarter thereafter

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                               ARTICLE III. NAMES

         Notwithstanding anything contained in the Agreement to the contrary, whenever (i) the defined term "diAGnostix" appears therein, it shall be substituted with the amended defined term "Diagnostics", (ii) the defined term "Editek" appears therein, it shall be substituted with the amended defined term "Medtox" and (iii) the defined term "PDLA" appears therein, it shall be substituted with the amended defined term "MLI".

                               ARTICLE IV. WAIVER

         Lender hereby waives the Existing Events of Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other existing Event of Default or any future breach of the Agreement or any of the other Loan Documents (including, without limitation, a breach of the covenants causing the Existing Events of Default for any periods other than those specified herein).


                            ARTICLE V. MISCELLANEOUS

     Section 5.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Lender):

     (a) there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects, or in the Collateral of Borrowers;

     (b) Borrowers shall have executed and delivered such other documents and instruments as Lender may require;

(c) all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel; and

     (d) Borrowers shall have paid Lender an amendment fee in the amount of $10,000 and a documentation fee in the amount of $500.

         Section 5.02 Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, are ratified and confirmed and shall continue in full force and effect.

         Section 5.03 Corporate Action The execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of each Borrower and will not violate the Articles of Incorporation or Bylaws of any Borrower.

         Section 5.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns.

         Section 5.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                            HELLER FINANCIAL, INC.,
                                            as Lender

                                            By:____________________________

                                            Title:__________________________


                                            MEDTOX SCIENTIFIC, INC.,
                                            (f/k/a EDITEK, Inc..), as a Borrower

                                            By:_____________________________

                                            Title:___________________________




                    [Signatures continue on following page.]


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                                        MEDTOX LABORATORIES, INC.,
                                   (f/k/a Psychiatric Diagnostic Laboratories
                                      of America, Inc.), as a Borrower

                                            By:______________________________

                                            Title:____________________________


                                         MEDTOX DIAGNOSTICS, INC.,
                                      (f/k/a Diagnostix, Inc.), as a Borrower

                                            By:_______________________________

                                            Title:_____________________________